CONSENT


     I, Joel Pensley, hereby consent to the use of my opinion dated August 30, 2002, and my name under the caption "Legal Matters" in the SB-2 Registration Statement and prospectus, and any amendments thereto, of WorkPlace Compliance, Inc. to be filed with the Securities and Exchange Commission.






                                             /s/Joel Pensley
                                             ---------------------
                                             Joel Pensley



    Dated: August 30, 2002